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                                  EXHIBIT 23(b)
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Alpha Industries, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Alpha Industries, Inc. 1999 Employee Long-Term Incentive Plan and the Alpha Industries, Inc. Directors' 2001 Stock Option Plan of our audit report dated May 1, 2001 on the consolidated financial statements of Alpha Industries, Inc. and subsidiaries as of April 1, 2001 and for each of the years in the three-year period then ended.


/s/ KPMG LLP

Boston, Massachusetts
March 27, 2002



Form S-4 -  Page 9